EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our reports dated October 24, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 23, 2025

Appendix A

Registrants	Funds
Voyageur Mutual Funds	Macquarie Tax-Free California Fund (1) Macquarie Tax-Free Idaho Fund (2) Macquarie Tax-Free New York Fund(3) Macquarie Minnesota High-Yield Municipal Bond Fund (4)
Voyageur Mutual Funds II	Macquarie Tax-Free Colorado Fund (5)
Delaware Group State Tax-Free Income Trust	Macquarie Tax-Free Pennsylvania Fund (6)
Voyageur Tax Free Funds	Macquarie Tax-Free Minnesota Fund (7)

(1) Effective December 1, 2025, the fund was renamed Nomura Tax-Free California Fund

(2) Effective December 1, 2025, the fund was renamed Nomura Tax-Free Idaho Fund

(3) Effective December 1, 2025, the fund was renamed Nomura Tax-Free New York Fund

(4) Effective December 1, 2025, the fund was renamed Nomura Minnesota High-Yield Municipal Bond Fund

(5) Effective December 1, 2025, the fund was renamed Nomura Tax-Free Colorado Fund

(6) Effective December 1, 2025, the fund was renamed Nomura Tax-Free Pennsylvania Fund

(7) Effective December 1, 2025, the fund was renamed Nomura Tax-Free Minnesota Fund